AMENDMENT NUMBER THIRTEEN TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER THIRTEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 2, 2016, is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REEDS, INC., a Delaware corporation (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 5, 2014, as amended from time to time (the “Agreement”).

WHEREAS, Lender previously extended financial accommodations via the Revolving Loans pursuant to terms of the Agreement.

WHEREAS, Borrower and Lender wish to amend the Agreement by modifying the repayment of the Cap Ex Loans on terms and conditions set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.       AMENDMENTS. Effective as of the date first set forth above, the Agreement is amended as follows:

2.3       Cap Ex Loans. The first and third paragraphs of Section 1(c), Cap Ex Loans, of the Schedule, dated December 5, 2014, are replaced in their entirety as follows:

“Subject to the terms and conditions of this Agreement, from the Effective date through January 31, 2017 (the “Draw Period”), Lender agrees to make Capital Expenditures Loans (each a “Cap Ex Loan” and collectively, the “Cape Ex Loans”) in an aggregate outstanding amount, not to exceed $4,710,000 at any time. No Cap Ex Loans may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts, and installation expenses relating to such Eligible Equipment).”

“Interest only shall be payable on any and all Cap Ex Loans outstanding from time to time until January 31, 2017, at which time, the principal amount of each outstanding Cap Ex Loan, plus any accrued but unpaid interest thereon, will be aggregated and repaid in equal monthly payments of principal and interest (based on a 48-month amortization) commencing on February 28, 2017 and continuing on the last day of each month thereafter until the earliest of the following dates (“Cap Ex Loan Maturity Date): (i) the date the Cap Ex Loan has been paid in full; or (ii) January 1, 2019; or (iii) the date this Agreement terminated by its terms or is terminated, as provided in this Agreement. On the Cap Ex Loan Maturity Date (or, if earlier, upon acceleration of the Obligations in accordance with the terms of this Agreement), the entire unpaid principal balance of the Cap Ex Loan, plus all other Obligations relating to the Cap Ex Loan (including accrued and unpaid interest thereon, and, if applicable, the Cap Ex Loan Prepayment Fee) shall be due and payable. Any portion of the Cap Ex Loan that is repaid may not be reborrowed.

2.2       Extension of Maturity Dates. Sections 1 and 4 of the Schedule to the Loan and Security Agreement dated December 5, 2014 (Revolving Loans, Term Loan and Cap Ex Loans) and Schedule #2 to the Loan and Security Agreement dated September 1, 2015 (Term Loan B), as amended from time to time, are hereby amended to extend the Revolving Loan Maturity Date, Term Loan Maturity Date, Cap Ex Loan Maturity Date and Term Loan B Maturity Date from October 1, 2017 to January 1, 2019.

2.3       Modification of Interest Rate. The following shall hereby replace in its entirety the language added to Section 1.2 of the Schedule per Amendment Nine dated September 1, 2016:

The interest rate applicable to the Revolving Loans, Term Loan and Capex Loans shall be subject to change monthly for current month based on the following performance metrics outlined below. Such change in interest rates shall be based on the performance as of the end of the prior month and shall be effective as of the first date of the current month. In the event that financial statements are not provided within 30 days of the current month as required per the terms of the Loan Agreement, the interest rate for the current rate shall be the highest rate below:

a. If Borrower’s EBITDA on a trailing twelve (12) month basis (or such shorter period if less than 12 months) measured as of December 31, 2016 and each month thereafter, and commending with the month ended August 31, 2016, is less than $1,000,000 the Revolving Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 1.85% (currently 5.35%); and the Term Loan and Cap Ex Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 7.25% (currently 10.75%)

b. If Borrower’s EBITDA on a trailing twelve (12) month basis (or such shorter period if less than 12 months) measured as of December 31, 2016 and each month thereafter, and commending with the month ended August 31, 2016, is greater than or equal to $1,000,000 but less than $1,500,000 the Revolving Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 1.35% (currently 4.85%); and the Term Loan and Cap Ex Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 6.75% (currently 10.25%).

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c. If Borrower’s EBITDA on a trailing twelve (12) month basis (or such shorter period if less than 12 months) measured as of December 31, 2016 and each month thereafter, and commending with the month ended August 31, 2016, is greater than or equal to $1,500,000 but less than $2,000,000 the Revolving Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 0.85% (currently 4.35%); and the Term Loan and Cap Ex Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 6.25% (currently 9.75%).

d. If Borrower’s EBITDA on a trailing twelve (12) month basis (or such shorter period if less than 12 months) measured as of December 31, 2016 and each month thereafter, and commending with the month ended August 31, 2016, is greater than or equal to $2,000,000 the Revolving Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 0.35% (currently 3.85%); and the Term Loan and Cap Ex Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 5.75% (currently 9.25%).

Notwithstanding the above, if Excess Borrowing Availability under the Revolving Loans remains greater than $1,500,000 at all times for the preceding month, the Revolving Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 0.35% (currently 3.85%); and the Term Loan and Cap Ex Loans for the current month shall bear interest at an annual rate equal to the “Prime Rate” in effect from time to time plus 5.75% (currently 9.25%).

3.       WARRANT.

3.1        For consideration of the terms of this Amendment, Borrower shall reset the Exercise Price per share to $4.10 for the Common Stock Purchase Warrant to purchase up to 50,000 Shares of Common Stock of Reeds, Inc. dated May 13, 2016 and the Common Stock Purchase Warrant to purchase up to 125,000 Shares of Common Stock of Reeds, Inc. dated November 9, 2015, issued provided to Lender (together the “Amended Common Stock Purchase Warrants).

4.       CONDITIONS PRECEDENT.

2.3       Each of the following is a condition precedent to the effectiveness of this Amendment:

A.	Lender shall have received a fully executed copy of this Amendment.

B.	Lender shall have received fully executed copies of the Amended Common Stock Purchase Warrants.

C.	Lender shall have received the Cap Ex Loan and Amendment Fee of $35,000.

5.       CONDITIONS SUBSEQUENT.

5.1       On or prior to April 30, 2017, Borrower shall prepay the Cap Ex Loans by at least $300,000 from the proceeds of the sale of idle equipment.

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6.       REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

7.       LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

8.       COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

[signatures are on the next page]

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IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REEDS, INC.,

By
Name:
Title:

PMC FINANCIAL SERVICES GROUP, LLC

By:
Name:
Title:

Signature Page to Amendment Number Thirteen to Loan and Security Agreement